UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2014

STOCK BUILDING SUPPLY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36050	26-4687975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8020 Arco Corporate Drive, Suite 400

Raleigh, North Carolina 27617

(Address of principal executive offices) (Zip Code)

(919) 431-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2014, the board of directors (the “Board”) of Stock Building Supply Holdings, Inc. (the “Company”) increased the size of the Board from seven to eight members and appointed Mr. David L. Keltner as a member of the Board to fill out the resulting vacancy, effective immediately. Mr. Keltner was also appointed as a member of the audit committee. As a non-employee director, Mr. Keltner will be eligible to receive the same director fees as the other non-employee directors on the Board.

There are no understandings or arrangements between Mr. Keltner and any other persons pursuant to which he was appointed as a member of the Board.

Mr. Keltner has served as the chief financial officer of Ferguson Enterprises, Inc. since 2009. Prior to that, Mr. Keltner was the chief financial officer of Wolseley North America from 2007 to 2009. From 1993 to 2006, Mr. Keltner was the vice president of construction lending for the Company. Before that, Mr. Keltner was a vice president with the Institutional/Corporate Bank of Nationsbank. Mr. Keltner received a bachelor’s degree in finance from Miami University and a master’s of business administration degree from the University of Chicago. Mr. Keltner provides strong executive and financial skills to our Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOCK BUILDING SUPPLY HOLDINGS, INC.

By	/s/ Bryan J. Yeazel
Bryan J. Yeazel Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Date: April 7, 2014